                                                                      EXHIBIT 23

                          CONSENT OF ERNST & YOUNG LLP
                              INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statements on Forms S-8 and S-3 (Numbers 33-85216, 33-81270, 333-17755, 33-78820, 33-95584,
333-06221, 333-23757, 333-49133, 333-58327, 333-73271 and 333-38736) pertaining to the Friedman's Inc. 1993 Stock Option Plan, Friedman's Inc. 1994 Stock Option Plan for Outside Directors, Friedman's Inc. Amended and Restated 1994 Stock Option Plan for Outside Directors, Friedman's Inc. 1994 Qualified Employee Stock Purchase Plan, Friedman's Inc. 1994 Stock Option Plan, Friedman's Inc. 1995 Stock Option Plan, Friedman's Inc. 1996 Stock Option Plan, Friedman's Inc. 1997 Stock Option Plan, Friedman's Inc. Retirement Savings Plan, Friedman's Inc. 1999 Long-Term Incentive Plan and Friedman's Inc. Dividend Reinvestment Plan, of our report dated November 20, 2000 with respect to the consolidated financial statements and schedule of Friedman's Inc. included in the Annual Report on Form 10-K for the year ended September 30, 2000.

/s/ Ernst & Young LLP

Atlanta, Georgia
December 20, 2000